AMENDED SCHEDULE A

Dated December 12, 2008

PORTFOLIOS SUBJECT TO
MASTER TRANSFER AGENCY AND SERVICE AGREEMENT

CALVERT SOCIAL INVESTMENT FUND

Money Market Portfolio
Balanced Portfolio
Bond Portfolio
Equity Portfolio
Enhanced Equity Portfolio
Calvert Conservative Allocation Fund
Calvert Moderate Allocation Fund
Calvert Aggressive Allocation Fund

CALVERT SOCIAL INDEX SERIES, INC.

Calvert Social Index Fund

CALVERT IMPACT FUND, INC.

Calvert Large Cap Growth Fund
Calvert Small Cap Value Fund
Calvert Mid Cap Value Fund
Calvert Global Alternative Energy Fund
Calvert Global Water Fund

THE CALVERT FUND

Calvert New Vision Small Cap Fund
Calvert Income Fund
Calvert Short Duration Income Fund
Calvert Long-Term Income Fund
Calvert Ultra-Short Income Fund

CALVERT WORLD VALUES FUND, INC.

Calvert Capital Accumulation Fund
CWVF International Equity Fund
Calvert International Opportunities Fund

CALVERT CASH RESERVES

Institutional Prime Fund

CALVERT TAX-FREE RESERVES

Money Market Portfolio
Limited-Term Portfolio
Long-Term Portfolio
Vermont Municipal Portfolio

CALVERT MUNICIPAL FUND, INC.

Calvert National Municipal Intermediate Fund

FIRST VARIABLE RATE FUND FOR GOVERNMENT INCOME

Calvert First Government Money Market Fund

CALVERT VARIABLE SERIES, INC.

Calvert Social Mid Cap Growth Portfolio
Calvert Social International Equity Portfolio
Calvert Social Balanced Portfolio
Calvert Social Equity Portfolio
Calvert Income Portfolio
Ameritas Income & Growth Portfolio
Ameritas Small Capitalization Portfolio
Ameritas MidCap Growth Portfolio
Ameritas Index 500 Portfolio
Ameritas Money Market Portfolio
Ameritas MidCap Value Portfolio
Ameritas Small Company Equity Portfolio
Ameritas Core Strategies Portfolio

CALVERT SAGE FUND

Calvert Large Cap Value Fund

SUMMIT MUTUAL FUNDS, INC.

Summit Zenith Portfolio
Summit Lifestyle ETF Market Strategy Target Portfolio
Summit Lifestyle ETF Market Strategy Aggressive Portfolio
Summit Lifestyle ETF Market Strategy Conservative Portfolio
Summit Natural Resources Portfolio
Summit Inflation Protected Plus Portfolio
Summit S&P 500 Index Portfolio
Summit MidCap S&P 400 Index Portfolio
Summit Russell 2000 Small Cap Index Portfolio
Summit EAFE International Index Portfolio
Summit NASDAQ-100 Index Portfolio
Summit Barclays Capital Aggregate Bond Index Portfolio
Summit Balanced Index Portfolio
Summit Large Cap Growth Fund
Calvert High Yield Bond Fund
Calvert Short-Term Government Fund

CALVERT SOCIAL INVESTMENT FUND
CALVERT SOCIAL INDEX SERIES, INC.
CALVERT IMPACT FUND, INC.
THE CALVERT FUND
CALVERT WORLD VALUES FUND, INC.
CALVERT CASH RESERVES
CALVERT TAX-FREE RESERVES
CALVERT MUNICIPAL FUND, INC.
FIRST VARIABLE RATE FUND FOR GOVERNMENT INCOME
CALVERT VARIABLE SERIES, INC.
CALVERT SAGE FUND
SUMMIT MUTUAL FUNDS, INC.

CALVERT SHAREHOLDER SERVICES, INC.
BY: /s/ Andrew K. Niebler	BY: /s/ Ivy Wafford Duke
NAME: Andrew K. Niebler	NAME: Ivy W. Duke
TITLE: Assistant Secretary and Assistant Vice President	TITLE: Assistant Vice President and Assistant Secretary

CALVERT DISTRIBUTORS, INC.	STATE STREET BANK AND TRUST COMPANY
BY: /s/ Lancelot A. King	BY: /s/ Joseph C. Antonellis
NAME: Lancelot A. King	NAME: Joseph C. Antonellis
TITLE: Assistant VP and Secretary	TITLE: Vice Chairman